VolitionRx Announces Pricing of Public Offering of Common Stock

Namur, Belgium, March 18, 2016 – VolitionRx Limited (NYSE MKT: VNRX), a life sciences company focused on developing blood-based diagnostic tests for a broad range of cancer types and other conditions, announced today the pricing of its previously announced underwritten public offering of 3,769,231 shares of common stock at a public offering price of $3.25 per share, resulting in gross proceeds of approximately $12,250,000.

The offering is expected to close on or about March 23, 2016, subject to the satisfaction of customary closing conditions. VolitionRx has granted the underwriters a 30-day option to purchase up to 565,384 additional shares of common stock to cover over-allotments, if any.

Raymond James & Associates, Inc. is acting as the sole book-running manager for the proposed offering, and National Securities Corporation and Lake Street Capital Markets are acting as co-managers.

The securities described above are being offered by VolitionRx pursuant to a "shelf" registration statement on Form S-3 (File No. 333-206781) previously filed with and declared effective by the Securities and Exchange Commission (SEC) on September 18, 2015. A final prospectus supplement and an accompanying prospectus related to the offering will be filed with the SEC and will be available on the SEC's website located at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained by contacting Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway St. Petersburg, FL 33716, or by telephone at (800) 248-8863, or by e-mail at prospectus@raymondjames.com.

Before investing in the offering, you should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that VolitionRx has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus, which provide more information about VolitionRx and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About VolitionRx

VolitionRx is a life sciences company focused on developing blood-based diagnostic tests for different types of cancer. The NuQ® tests are based on the science of Nucleosomics® which is the practice of identifying and measuring nucleosomes in the bloodstream – an indication that cancer is present.

VolitionRx’s goal is to make the tests as common and simple to use, for both patients and doctors, as existing diabetic and cholesterol blood tests. VolitionRx’s research and development activities are currently centred in Belgium as the company focuses on bringing its diagnostic products to market first in Europe, then in the U.S. and ultimately, worldwide.

Visit VolitionRx’s website (www.volitionrx.com) or connect with us on Twitter, LinkedIn, Facebook or YouTube.

An animation introducing VolitionRx’s Nucleosomics® technology can be found at: https://www.youtube.com/watch?v=38dodCpyXf0.

Media Contacts

Anita Heward, VolitionRx

a.heward@volitionrx.com

Telephone: +44 (0) 7756 034243

Kirsten Thomas, The Ruth Group

kthomas@theruthgroup.com

Telephone: +1 (508) 280-6592

Investor Contacts

Scott Powell, VolitionRx

S.Powell@volitionrx.com

Telephone: +1 (646) 650-1351

Lee Roth, The Ruth Group

lroth@theruthgroup.com

Telephone: +1 (646) 536-7012

Safe Harbor Statement

Statements in this press release may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as "expects," "anticipates," "intends," "plans," “aims,” “targets,” "believes," "seeks," "estimates," "optimizing," "potential," "goal," "suggests," “could,” “would,” “should,” “will” and similar expressions identify forward-looking statements, and include statements regarding the proposed public offering and the intended use of proceeds from the offering. The Company's actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. Risks and uncertainties regarding the proposed public offering include the satisfaction of customary closing conditions. Other risks and uncertainties include the Company's failure to obtain necessary regulatory clearances or approvals to distribute and market future products in the clinical IVD market; a failure by the marketplace to accept the products in the Company's development pipeline or any other diagnostic products the Company might develop; the Company will face fierce competition and the Company's intended products may become obsolete due to the highly competitive nature of the diagnostics market and its rapid technological change; and other risks identified in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that the Company files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, the Company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics® and NuQ® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners.